Exhibit 23.2


                 Consent of Independent Accountants

  We hereby consent to the incorporation by reference in this Registration Statement of fonix corporation on Form S-3 pursuant to Rule 462(b) of our report dated March 4, 1996, except as to note 12, as to which the date is March 28, 1997, filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.



  /s/ Pritchett, Siler & Hardy, P.C.

  Pritchett, Siler & Hardy, P.C.
  (formerly Peterson, Siler & Stevenson, P.C.)

  Salt Lake City, Utah
  November 6, 1997